Exhibit 4.3

REGISTRATION RIGHTS AGREEMENT

by and between

PENN ENTERTAINMENT, INC.,

and

ESPN, INC.

Dated as of August 8, 2023

TABLE OF CONTENTS

		PAGE

Article I

Resale Shelf Registration

Section 1.1	Resale Shelf Registration Statement	1
Section 1.2	Effectiveness Period	2
Section 1.3	Subsequent Shelf Registration Statement	2
Section 1.4	Supplements and Amendments	2
Section 1.5	Subsequent Holder Notice	3
Section 1.6	Shelf Take-Downs	3
Section 1.7	Piggyback Registration	4

Article II

Additional Provisions Regarding Registration Rights

Section 2.1	Registration Procedures	6
Section 2.2	Suspension	9
Section 2.3	Expenses of Registration	10
Section 2.4	Cooperation by Holders	10
Section 2.5	Rule 144 Reporting	11
Section 2.6	Holdback Agreement	11

Article III

Indemnification

Section 3.1	Indemnification by Company	11
Section 3.2	Indemnification by Holders	12
Section 3.3	Notification	13
Section 3.4	Contribution	14

Article IV

Transfer and Termination of Registration Rights

Section 4.1	Transfer of Registration Rights	14
Section 4.2	Termination of Registration Rights	14

-i-

REGISTRATION RIGHTS AGREEMENT

This REGISTRATION RIGHTS AGREEMENT (this “Agreement”) is entered into as of August 8, 2023 (this “Agreement”), by and between PENN Entertainment, Inc., a Pennsylvania corporation (the “Company”), and ESPN, Inc., a Delaware corporation (the “Purchaser”). Capitalized terms used but not defined elsewhere herein are defined in Exhibit A. The Purchaser and any other Person that may become a party hereto pursuant to Section 4.1 are referred to collectively as the “Investors” and individually each as an “Investor”.

WHEREAS, the Company and the Purchaser are parties to the Investment Agreement, dated as of August 8, 2023 (as it may be amended from time to time in accordance with the terms thereof, the “Investment Agreement”), pursuant to which (a) on the date hereof, the Company is issuing and delivering to the Purchaser, and the Purchaser is receiving from the Company, warrants to purchase 31,828,834 shares (subject to adjustment in accordance with the terms of such warrants) of Common Stock (subject to the Company’s right, at its sole and absolute discretion, to effect settlement via a Total Cash Settlement or a Mixed Cash/Stock Settlement) (as they may be amended from time to time in accordance with the terms thereof, the “Initial Warrants”) and (b) following the date hereof, the Company will issue certain additional warrants to purchase additional shares (subject to adjustment in accordance with the terms of such warrants) of Common Stock (subject to the Company’s right, at its sole and absolute discretion, to effect settlement via a Total Cash Settlement or a Mixed Cash/Stock Settlement) if certain performance metrics set forth in the Investment Agreement are met (as they may be amended from time to time in accordance with the terms thereof, the “Bonus Warrants”, and, together with the Initial Warrants, the “Warrants”, and the shares of Common Stock underlying the Warrants, the “Warrant Shares”); and

WHEREAS, as a condition to the obligations of the Company and the Purchaser under the Investment Agreement, the Company and the Purchaser are entering into this Agreement for the purpose of granting certain registration rights to the Investors.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained in this Agreement, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby agree as follows:

Article I

Resale Shelf Registration

Section 1.1         Resale Shelf Registration Statement. Subject to Section 2.2, upon the written request of any Holder, the Company shall use reasonable best efforts to prepare and file as promptly as reasonably practicable (and in any event no later than 30 days following any such written request) a registration statement covering the sale or distribution from time to time by the Holders, on a delayed or continuous basis pursuant to Rule 415 of the Securities Act, of all of the Registrable Securities on Form S-3 (except if the Company is not then eligible to register for resale the Registrable Securities on Form S-3, then such registration shall be on another appropriate form and shall provide for the registration of such Registrable Securities for resale by the Holders in accordance with any reasonable method of distribution elected by the Holders) (any such registration statement, the “Resale Shelf Registration Statement”) and shall use reasonable best efforts to cause such Resale Shelf Registration Statement to be declared effective by the SEC as promptly as reasonably practicable after the filing thereof (it being agreed that the Resale Shelf Registration Statement shall be an automatic shelf registration statement that shall become effective upon filing with the SEC pursuant to Rule 462(e) if Rule 462(e) is then available to the Company).

Section 1.2         Effectiveness Period. Once effective, the Company shall, subject to Section 2.2, use reasonable best efforts to cause the Resale Shelf Registration Statement to be continuously effective and usable until such time as there are no longer any Registrable Securities (the “Effectiveness Period”).

Section 1.3         Subsequent Shelf Registration Statement. If any Shelf Registration Statement ceases to be effective under the Securities Act for any reason at any time during the Effectiveness Period, the Company shall use reasonable best efforts to as promptly as is reasonably practicable cause such Shelf Registration Statement to again become effective under the Securities Act (including obtaining the prompt withdrawal of any order suspending the effectiveness of such Shelf Registration Statement), and shall use reasonable best efforts to as promptly as is reasonably practicable amend such Shelf Registration Statement in a manner reasonably expected to result in the withdrawal of any order suspending the effectiveness of such Shelf Registration Statement or file an additional registration statement (a “Subsequent Shelf Registration Statement”) for an offering to be made on a delayed or continuous basis pursuant to Rule 415 of the Securities Act registering the resale from time to time by the Holders thereof of all securities that are Registrable Securities as of the time of such filing. If a Subsequent Shelf Registration Statement is filed, the Company shall use reasonable best efforts to (a) cause such Subsequent Shelf Registration Statement to become effective under the Securities Act as promptly as is reasonably practicable after the filing thereof (it being agreed that the Subsequent Shelf Registration Statement shall be an automatic shelf registration statement that shall become effective upon filing with the SEC pursuant to Rule 462(e) if Rule 462(e) is then available to the Company) and (b) keep such Subsequent Shelf Registration Statement continuously effective and usable until the end of the Effectiveness Period. Any such Subsequent Shelf Registration Statement shall be a registration statement on Form S-3 if the Company is then eligible to use such form. Otherwise, such Subsequent Shelf Registration Statement shall be on another appropriate form and shall provide for the registration of such Registrable Securities for resale by the Holders in accordance with any reasonable method of distribution elected by the Holders.

Section 1.4         Supplements and Amendments. The Company shall supplement and amend any Shelf Registration Statement if required by the Securities Act or the rules, regulations or instructions applicable to the registration form used by the Company for such Shelf Registration Statement.

Section 1.5         Subsequent Holder Notice. If a Person entitled to the benefits of this Agreement becomes a Holder after a Shelf Registration Statement becomes effective under the Securities Act, the Company shall, as promptly as is reasonably practicable following delivery of written notice to the Company of such Person becoming a Holder and requesting for its name to be included as a selling securityholder in the prospectus related to the Shelf Registration Statement (a “Subsequent Holder Notice”):

(a)            if required and permitted by applicable Law, file with the SEC a supplement to the related prospectus or a post-effective amendment to the Shelf Registration Statement so that such Holder is named as a selling securityholder in the Shelf Registration Statement and the related prospectus in such a manner as to permit such Holder to deliver a prospectus to purchasers of the Registrable Securities in accordance with applicable Law; provided, however, that the Company shall not be required to file more than one post-effective amendment or a supplement to the related prospectus for such purpose in any 30-day period;

(b)            if, pursuant to Section 1.5(a), the Company shall have filed a post-effective amendment to the Shelf Registration Statement that is not automatically effective, use reasonable best efforts to cause such post-effective amendment to become effective under the Securities Act as promptly as is reasonably practicable; and

(c)            notify such Holder as promptly as is reasonably practicable after the effectiveness under the Securities Act of any post-effective amendment filed pursuant to Section 1.5(a).

Section 1.6         Shelf Take-Downs.

(a)            Subject to any applicable restrictions on transfer in the Investment Agreement or under applicable Law, at any time that any Shelf Registration Statement is effective, if a Holder delivers a notice to the Company stating that it intends to effect a sale or distribution of all or part of its Registrable Securities included by it on any Shelf Registration Statement (a “Shelf Offering”) and stating the number of the Registrable Securities to be included in such Shelf Offering, then the Company shall, subject to Section 2.2 and the last paragraph of Section 2.1, amend or supplement the Shelf Registration Statement as may be necessary in order to enable such Registrable Securities to be sold and distributed pursuant to the Shelf Offering. Subject to Section 5.07 of the Investment Agreement, any Shelf Offering may be made by and pursuant to any method or combination of methods legally available to the applicable Holder(s) (including an underwritten offering, a direct sale to purchasers, a sale to or through brokers, dealers or agents, a sale over the internet, block sales, forward sales and other derivative transactions with third parties, sales in connection with short sales and other hedging transactions). The Company shall comply with the applicable provisions of the Securities Act with respect to the disposition of all Registrable Securities covered by the Shelf Registration Statement in accordance with the intended methods of disposition by the Holder(s) participating in such Shelf Offering, including, in the case of the Company, by causing the “Plan of Distribution” section of the Shelf Registration Statement to permit any method or combination of methods legally available to the applicable Holder(s).

(b)            Subject to any applicable restrictions on transfer in the Investment Agreement or under applicable Law, a Holder may, after any Shelf Registration Statement becomes effective, deliver a written notice to the Company (an “Underwritten Shelf Take-Down Notice”) specifying that a Shelf Offering is intended to be conducted through an Underwritten Offering (such Underwritten Offering, an “Underwritten Shelf Take-Down”), which shall specify the number of Registrable Securities intended to be included in such Underwritten Shelf Take-Down; provided, however, that the Holders may not, without the Company’s prior written consent, (i) launch an Underwritten Shelf Take-Down the anticipated gross proceeds of which shall be less than $150 million (except for any Holder that is proposing to sell all of its remaining Registrable Securities) or (ii) launch an Underwritten Shelf Take-Down if the Holders have effected six (6) Underwritten Shelf Take-Downs (and in any case no more than two (2) Underwritten Shelf Take-Downs in any twelve (12)-month period) pursuant to this Section 1.6(b), (iii) launch an Underwritten Shelf Take-Down within the period commencing 20 days prior to and ending two (2) days following the Company’s scheduled earnings release date for any fiscal quarter or year. In the event there is more than one Holder at the time of an Underwritten Shelf Take-Down that is a Marketed Underwritten Offering, the Company shall deliver the Underwritten Shelf Take-Down Notice to the other Holders whose Registrable Securities have been included on such Shelf Registration Statement and permit any such other Holder to include its Registrable Securities included on such Shelf Registration Statement in such Underwritten Shelf Take-Down that is a Marketed Underwritten Offering if any such other Holder notifies the Holder that delivered the related Underwritten Shelf Take-Down Notice and the Company within three (3) Business Days after delivery of the Underwritten Shelf Take-Down Notice to such other Holder.

(c)            In the event of an Underwritten Shelf Take-Down, the Holder delivering the related Underwritten Shelf Take-Down Notice shall select the managing underwriter(s) to administer the Underwritten Shelf Take-Down; provided that the choice of such managing underwriter(s) shall be subject to the consent of the Company, which is not to be unreasonably withheld or delayed. The Company and the Holder(s) participating in an Underwritten Shelf Take-Down will enter into an underwriting agreement in customary form with the managing underwriter or underwriters selected for such offering.

(d)            The Company will not include in any Underwritten Shelf Take-Down pursuant to this Section 1.6 any securities that are not Registrable Securities without the prior written consent of the Holder(s) participating in such Underwritten Shelf Take-Down. In the case of an Underwritten Shelf Take-Down that is a Marketed Underwritten Offering, if the managing underwriter or underwriters advise the Company and the Holder(s) participating in such Underwritten Shelf Take-Down in writing that in its or their good faith opinion the number of Registrable Securities (and, if permitted hereunder, other securities) requested to be included in such offering exceeds the number of securities which can be sold in such offering in light of market conditions or is such so as to adversely affect the success of such offering, the Company will include in such offering only such number of securities that can be sold without adversely affecting the marketability of the offering, which securities will be so included in the following order of priority: (i) first, the Registrable Securities of the Holder(s) that have requested to participate in such Underwritten Shelf Take-Down, allocated pro rata among such Holders on the basis of the percentage of the Registrable Securities requested to be included in such offering by such Holders, and (ii) second, any other securities of the Company that have been requested to be so included.

Section 1.7         Piggyback Registration.

(a)            If (i) the Company proposes to file a registration statement under the Securities Act with respect to an offering of Common Stock or securities convertible into, or exchangeable or exercisable for, Common Stock, whether or not for sale for its own account (other than a registration statement (A) on Form S-4, Form S-8 or any successor forms thereto, (B) filed to effectuate an exchange offer or any employee benefit or dividend reinvestment plan, (C) filed in respect of Common Stock issued or issuable upon exchange or exercise of any Exchangeable Shares), in a manner that would permit registration of the Registrable Securities for sale for cash to the public under the Securities Act or (D) filed as a universal shelf registration statement on Form S-3 not in connection with any particular offering (provided, for the avoidance of doubt, that any proposed filing of a prospectus supplement with respect to an offering of Common Stock or securities convertible into, or exchangeable or exercisable for, Common Stock shall be subject to this Section 1.7) or (ii) the Holders’ Registrable Securities are then registered on a Shelf Registration Statement and the Company or any of its shareholders proposes to undertake an Underwritten Offering of shares of Common Stock for cash, then the Company shall give prompt written notice of such filing or proposed Underwritten Offering, as applicable, which notice shall be given no later than seven (7) Business Days prior to the filing date or proposed Underwritten Offering launch date, as applicable (the “Piggyback Notice”), to the Holders. The Piggyback Notice shall offer the Holders the opportunity to include (or cause to be included) in such registration statement or Underwritten Offering, as applicable, the number of shares of Registrable Securities as each such Holder may request (a “Piggyback Registration Statement” and a “Piggyback Offering ”, respectively). Subject to Section 1.7(b), the Company shall cause to be included in each Piggyback Registration Statement and each Piggyback Offering all Registrable Securities with respect to which the Company has received written requests for inclusion therein (each, a “Piggyback Request”) within five (5) Business Days after the date of the Piggyback Notice. The Company shall not be required to maintain the effectiveness of a Piggyback Registration Statement beyond the earlier of (x) 120 days after the effective date thereof and (y) consummation of the distribution by the Holders included in such registration statement. The Company may withdraw a Piggyback Registration Statement or a Piggyback Offering at any time prior to any sales being made pursuant to the Piggyback Registration Statement or Piggyback Offering without incurring any liability to the Holders, in which case the Company shall be relieved of its obligation to register the Registrable Securities solely with respect to such withdrawn Piggyback Registration Statement or Piggyback Offering.

(b)            If any of the securities to be registered pursuant to the registration giving rise to the rights under this Section 1.7 are to be sold in an Underwritten Offering, the Company shall use reasonable best efforts to cause the managing underwriter or underwriters of a proposed Underwritten Offering to permit Holders who have timely submitted a Piggyback Request in connection with such offering to include in such offering all Registrable Securities included in each Holder’s Piggyback Request on the same terms and subject to the same conditions as any other shares of capital stock, if any, of the Company and any of its shareholders included in the Underwritten Offering. Notwithstanding the foregoing, if the managing underwriter or underwriters of such offering advise the Company in writing that in its or their good faith opinion the number of securities exceeds the number of securities which can be sold in such offering in light of market conditions or is such so as to adversely affect the success of such offering, the Company will include in such Underwritten Offering only such number of securities that can be sold without adversely affecting the marketability of the offering, which securities will be so included in the following order of priority: (i) first, the securities proposed to be sold by the Company for its own account and (ii) second, the Registrable Securities of the Holders and any other persons with piggyback registration rights who have the right to participate and that have requested to participate in such offering, allocated pro rata among the selling shareholders according to the total amount of securities entitled to be included therein owned by each selling shareholder and its Affiliates (other than the Company) or in such other proportions as shall mutually be agreed to by such selling shareholders.

Article II

Additional Provisions Regarding Registration Rights

Section 2.1         Registration Procedures. Subject to the other applicable provisions of this Agreement, in the case of each registration of Registrable Securities effected by the Company pursuant to Article I, the Company will:

(a)            prepare and promptly file with the SEC a registration statement with respect to such securities and use reasonable best efforts to cause such registration statement to become and remain effective for the period of the distribution contemplated thereby, in accordance with the applicable provisions of this Agreement;

(b)            prepare and file with the SEC such amendments (including post-effective amendments) and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to keep such registration statement effective for the period specified in paragraph (a) above and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement in accordance with the Holders’ intended method of distribution set forth in such registration statement for such period;

(c)            furnish to the Holders copies of the registration statement and the prospectus included therein (including each preliminary prospectus) proposed to be filed and provide such legal counsel a reasonable opportunity to review and comment on such registration statement;

(d)            if requested by the managing underwriter or underwriters, if any, or the Holders, promptly include in any prospectus supplement or post-effective amendment such information as the managing underwriter or underwriters, if any, or the Holders may reasonably request in order to permit the intended method of distribution of such securities and make all required filings of such prospectus supplement or post-effective amendment as soon as reasonably practicable after the Company has received such request; provided, however, that the Company shall not be required to take any actions under this Section 2.1(d) that are not, in the opinion of counsel for the Company, in compliance with applicable Law;

(e)            in the event that the Registrable Securities are being offered in an Underwritten Offering, furnish to the Holders and to the underwriters of the securities being registered such reasonable number of copies of the registration statement, preliminary prospectus and final prospectus as the Holders or such underwriters may reasonably request in order to facilitate the public offering or other disposition of such securities;

(f)             as promptly as reasonably practicable notify the Holders at any time when a prospectus relating thereto is required to be delivered under the Securities Act or of the Company’s discovery of the occurrence of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading or incomplete in the light of the circumstances then existing, and, subject to Section 2.2, at the request of the Holders, prepare as promptly as is reasonably practicable and furnish to the Holders a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the Holders of such securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading or incomplete in the light of the circumstances then existing;

(g)            use reasonable best efforts to register and qualify (or exempt from such registration or qualification) the securities covered by such registration statement under such other securities or “blue sky” Laws of such jurisdictions within the United States as shall be reasonably requested in writing by the Holders; provided, however, that the Company shall not be required in connection therewith or as a condition thereto to (i) qualify to do business in any jurisdictions where it would not otherwise be required to qualify but for this subsection or (ii) take any action that would subject it to general service of process in any such jurisdictions;

(h)            in the event that the Registrable Securities are being offered in an underwritten public offering, enter into an underwriting agreement, a placement agreement or equivalent agreement, in each case in accordance with the applicable provisions of this Agreement;

(i)             in connection with an Underwritten Offering, the Company shall cause its officers to use their reasonable best efforts to support the marketing of the Registrable Securities covered by such offering, including by participating in management presentations (including “electronic road shows”), investor calls and the preparation of related materials to support the proposed sale of Registrable Securities pursuant to such Underwritten Offering (it being understood that the Company and its officers shall not be obligated to participate in any in-person road show presentations);

(j)             use reasonable best efforts to furnish, on the date that such Registrable Securities are delivered to the underwriters for sale, if such securities are being sold through underwriters, (i) one or more opinions dated such date of the legal counsel (and any local counsel) representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any, and (ii) a “negative assurances letter”, dated such date of the legal counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering;

(k)            use reasonable best efforts to furnish (i) a “comfort” letter on, and dated as of, the date of pricing of the offering and (ii) a bring-down “comfort” letter on, and dated as of, the date that such Registrable Securities are delivered to the underwriters for sale, in the case of each of clauses (i) and (ii), from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters;

(l)             in the event that the Registrable Securities covered by such registration statement are shares of Common Stock, use reasonable best efforts to list the Registrable Securities covered by such registration statement with any securities exchange on which the Common Stock is then listed;

(m)           provide a transfer agent and registrar for all such Registrable Securities not later than the effective date of such registration statement;

(n)            in connection with a customary due diligence review, make available for inspection by the Holders, any underwriter participating in any such disposition of Registrable Securities, if any, and any counsel or accountants retained by the Holders or underwriter (collectively, the “Offering Persons”), at the offices where normally kept or electronically, during reasonable business hours, all financial and other records, pertinent corporate documents and properties of the Company and its subsidiaries, and cause the officers, directors and employees of the Company and its subsidiaries to supply all information and participate in customary due diligence sessions in each case reasonably requested by any such representative, underwriter, counsel or accountant in connection with such registration statement; provided, however, that any information that is not generally publicly available at the time of delivery of such information shall be kept confidential by such Offering Persons unless (i) disclosure of such information is required by court or administrative order or in connection with an audit or examination by, or a blanket document request from, a regulatory or self-regulatory authority, bank examiner or auditor, (ii) disclosure of such information, in the reasonable judgment of the Offering Persons, is required by Law or applicable legal process (including in connection with the offer and sale of securities pursuant to the rules and regulations of the SEC), (iii) such information is or becomes generally available to the public other than as a result of a non-permitted disclosure or failure to safeguard by such Offering Persons in violation of this Agreement or (iv) such information (A) was known (after due inquiry) to such Offering Persons (prior to its disclosure by the Company) from a source other than the Company when such source, to the knowledge of the Offering Persons, was not bound by any contractual, legal or fiduciary obligation of confidentiality to the Company with respect to such information, (B) becomes available to the Offering Persons from a source other than the Company when such source, to the knowledge of the Offering Persons, is not bound by any contractual, legal or fiduciary obligation of confidentiality to the Company with respect to such information or (C) was developed independently by the Offering Persons or their respective representatives without the use of, or reliance on, such information provided by the Company. In the case of a proposed disclosure pursuant to (i) or (ii) above, such Person shall be required to give the Company written notice of the proposed disclosure prior to such disclosure (except in the case of (ii) above when a proposed disclosure was or is to be made in connection with a registration statement or prospectus under this Agreement and except in the case of clause (i) above when a proposed disclosure is in connection with a routine audit or examination by, or a blanket document request from, a regulatory or self-regulatory authority, bank examiner or auditor not targeted at the Company);

(o)            cooperate with the Holders and each underwriter or agent participating in the disposition of Registrable Securities and their respective counsel in connection with any filings required to be made with FINRA, including the use of reasonable best efforts to obtain FINRA’s pre-clearance or pre-approval of the registration statement and applicable prospectus upon filing with the SEC;

(p)            as promptly as is reasonably practicable notify the Holders (i) when the prospectus or any prospectus supplement or post-effective amendment has been filed and, with respect to such registration statement or any post-effective amendment, when the same has become effective, (ii) of any request by the SEC or other federal or state governmental authority for amendments or supplements to such registration statement or related prospectus or to amend or to supplement such prospectus or for additional information, (iii) of the issuance by the SEC of any stop order suspending the effectiveness of such registration statement or the initiation of any proceedings for such purpose, (iv) if at any time the Company has reason to believe that the representations and warranties of the Company contained in any agreement contemplated by Section 2.1(f) above relating to any applicable offering cease to be true and correct or (v) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction, or the initiation or threatening of any proceeding for such purpose; and

(q)            take all other reasonable steps, at the written request of the Holders, necessary to effect the registration and offer and sale of the Registrable Securities as required hereby.

The Holders agree that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 2.1(f), 2.1(p)(ii) or 2.1(p)(iii), the Holders shall discontinue disposition of any Registrable Securities covered by such registration statement or the related prospectus until receipt of the copies of the supplemented or amended prospectus, which supplement or amendment shall, subject to the other applicable provisions of this Agreement, be prepared and furnished as soon as reasonably practicable, or until the Holders are advised in writing by the Company that the use of the applicable prospectus may be resumed, and have received copies of any amended or supplemented prospectus or any additional or supplemental filings which are incorporated, or deemed to be incorporated, by reference in such prospectus (such period during which disposition is discontinued being an “Interruption Period”) and, if requested by the Company, the Holders shall use reasonable best efforts to return to the Company all copies then in their possession, of the prospectus covering such Registrable Securities at the time of receipt of such request. As soon as practicable after the Company has determined that the use of the applicable prospectus may be resumed, the Company will notify the Holders thereof. In the event the Company invokes an Interruption Period hereunder and in the sole discretion of the Company the need for the Company to continue the Interruption Period ceases for any reason, the Company shall, as soon as reasonably practicable, provide written notice to the Holders that such Interruption Period is no longer applicable.

Section 2.2         Suspension. (a) The Company shall be entitled, by providing written notice to the Holders, no more than two (2) times in any twelve (12) month period and for a period of time not to exceed 90 days in the aggregate, to (x) defer the filing or effectiveness of a registration statement to sell Registrable Securities, (y) suspend the use of any prospectus and registration statement covering any Registrable Securities and (z) require the Holders to suspend any offerings or sales of Registrable Securities pursuant to a registration statement, if the Company delivers to the Holders a certificate signed by an executive officer certifying that such registration and offering would (i) require the Company to make an Adverse Disclosure or (ii) materially interfere with any bona fide material financing, acquisition, disposition or other similar transaction involving the Company or any of its subsidiaries then under consideration. Such certificate shall contain a statement of the reasons for such suspension and an approximation of the anticipated length of such suspension. The Purchasers shall keep the information contained in such certificate confidential subject to the same terms set forth in Section 2.1(n). If the Company defers any registration of Registrable Securities in response to a Underwritten Shelf Take-Down Notice or requires the Holders to suspend any Underwritten Offering, the Holders shall be entitled to withdraw such Underwritten Shelf Take-Down Notice and if they do so, such request shall not be treated for any purpose as the delivery of an Underwritten Offering Notice pursuant to Section 1.6.

Section 2.3         Expenses of Registration. All Registration Expenses incurred in connection with any registration pursuant to Article I shall be borne by the Company. All Selling Expenses relating to Registrable Securities registered on behalf of the Holders shall be borne pro rata by the Holders of such Registrable Securities or in such other proportions as such Holders may agree.

Section 2.4         Cooperation by Holders. Each Holder included in any registration shall furnish to the Company such information regarding such Holder and its Affiliates, the Registrable Securities held by them, the distribution proposed by such Holder and such other relevant information, in each case, as the Company or its representatives may reasonably request to the extent required by applicable Law to be included in any registration statement referred to in this Agreement. It is understood and agreed that the obligations of the Company under Article I and this Article II are conditioned on the timely provisions of the foregoing information by such Holder and, without limitation of the foregoing, will be conditioned on compliance by such Holder with the following:

(a)            such Holder will, and will use reasonable best efforts to cause its Affiliates to, cooperate with the Company in connection with the preparation of the applicable registration statement and prospectus and, for so long as the Company is obligated to keep such registration statement effective, such Holder will, and will use reasonable best efforts to cause its Affiliates to, provide to the Company, in writing and in a timely manner, for use in such registration statement, such information regarding itself and its Affiliates, the Registrable Securities held by them, the distribution proposed by such Holder and such other relevant information, in each case, as the Company or its representatives may reasonably request to the extent required by applicable Law to be included in such registration statement or any related prospectus or to maintain the currency and effectiveness thereof; and

(b)            during such time as such Holder may be engaged in a distribution of the Registrable Securities, such Holder will, and will use reasonable best efforts to cause its Affiliates to, comply with all Laws applicable to such distribution, including Regulation M promulgated under the Exchange Act, and, to the extent required by such Laws, will, and will use reasonable best efforts to cause its Affiliates to, among other things (i) not engage in any stabilization activity in connection with the securities of the Company in contravention of such Laws; (ii) distribute the Registrable Securities acquired by them solely in the manner described in the applicable registration statement and (iii) if required by applicable Law, cause to be furnished to each agent or broker-dealer to or through whom such Registrable Securities may be offered, or to the offeree if an offer is made directly by such Holder, such copies of the applicable prospectus (as amended and supplemented to such date) and documents incorporated by reference therein as may be required by such agent, broker-dealer or offeree.

Section 2.5         Rule 144 Reporting. With a view to making available the benefits of Rule 144 to the Holders, the Company agrees that, for so long as a Holder owns Registrable Securities, the Company will use reasonable best efforts to:

(a)            make and keep public information available, as those terms are understood and defined in Rule 144, at all times after the date of this Agreement; and

(b)            so long as a Holder owns any Restricted Securities, furnish to such Holder upon written request a written statement by the Company as to its compliance with the reporting requirements of the Exchange Act.

Section 2.6         Holdback Agreement. If the Company shall file a registration statement (other than in connection with the registration of securities issuable pursuant to an employee stock option, stock purchase or similar plan or pursuant to a merger, exchange offer or a transaction of the type specified in Rule 145(a) under the Securities Act) with respect to an underwritten public offering of Common Stock or securities convertible into, or exchangeable or exercisable for, such securities or otherwise informs the Investors that it intends to conduct such an offering utilizing an effective registration statement or pursuant to an underwritten Rule 144A and/or Regulation S offering and provides each Holder the opportunity to participate in such offering in accordance with and to the extent required by Section 1.7, each Investor shall, if requested by the managing underwriter or underwriters, enter into a customary “lock-up” agreement relating to the sale, offering or distribution of Registrable Securities, in the form reasonably requested by the managing underwriter or underwriters and containing customary exceptions, covering the period commencing on the date of the prospectus pursuant to which such offering may be made and continuing until 90 days (or such shorter period as may be applicable to the Company or as may be mutually agreed by the Holders and the managing underwriter or underwriters) from the date of such prospectus.

Article III

Indemnification

Section 3.1         Indemnification by Company. To the extent permitted by applicable Law, the Company will, with respect to any Registrable Securities covered by a registration statement or prospectus, or as to which registration, qualification or compliance under applicable “blue sky” Laws has been effected pursuant to this Agreement, indemnify and hold harmless each Holder, each Holder’s current and former officers, directors, partners, members, managers, shareholders, accountants, attorneys, agents, employees and Affiliates, each of its representatives, each Person controlling such Holder within the meaning of Section 15 of the Securities Act and each underwriter (collectively, the “Company Indemnified Parties”), from and against any and all expenses, claims, losses, damages, costs (including reasonable attorney’s fees and expenses and any legal or other fees or expenses actually incurred by such party in connection with any investigation or proceeding), judgments, fines, penalties, charges, amounts paid in settlement and other liabilities, joint or several, (or actions or proceedings, whether commenced or threatened, in respect thereof) (collectively, “Losses”) to the extent arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, prospectus, preliminary prospectus, offering circular, “issuer free writing prospectus” (as such term is defined in Rule 433 under the Securities Act) or other document, in each case related to such registration statement, or any amendment or supplement thereto, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, or any violation by the Company of the Securities Act, the Exchange Act, any state securities Law or any rules or regulations thereunder applicable to the Company and (without limiting the preceding portions of this Section 3.1), the Company will reimburse each of the Company Indemnified Parties for any reasonable and documented out-of-pocket legal expenses and any other reasonable and documented out-of-pocket expenses actually incurred in connection with investigating, defending or, subject to the last sentence of this Section 3.1, settling any such Losses or action, as such expenses are incurred; provided that the Company’s indemnification obligations shall not apply to amounts paid in settlement of any Losses or action if such settlement is effected without the prior written consent of the Company (which consent shall not be unreasonably withheld or delayed), nor shall the Company be liable to a Holder in any such case for any such Losses or action to the extent that it arises out of or is based upon a violation or alleged violation of any state or federal Law (including any claim arising out of or based on any untrue statement or alleged untrue statement or omission or alleged omission in the registration statement or prospectus) which occurs in reliance upon and in conformity with written information regarding such Holder furnished to the Company by such Holder or its authorized representatives expressly for use in connection with such registration by or on behalf of any Holder, it being understood and agreed that the only such information furnished by or on behalf of any Holder consists of the information described as such in Section 3.2 below.

Section 3.2         Indemnification by Holders. To the extent permitted by applicable Law, each Holder will, if Registrable Securities held by such Holder are included in the securities as to which registration or qualification or compliance under applicable “blue sky” Laws is being effected, indemnify, severally and not jointly with any other Holders, the Company, the Company’s current and former officers, directors, partners, members, managers, shareholders, accountants, attorneys, agents, employees and Affiliates, each of its representatives and each Person who controls the Company within the meaning of Section 15 of the Securities Act and each underwriter (collectively, the “Holder Indemnified Parties”), against all Losses (or actions in respect thereof) to the extent arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, prospectus, preliminary prospectus, offering circular, “issuer free writing prospectus” or other document, in each case related to such registration statement, or any amendment or supplement thereto, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, and will reimburse each of the Holder Indemnified Parties for any reasonable and documented out-of-pocket legal expenses and any other reasonable and documented out-of-pocket expenses actually incurred in connection with investigating, defending or, subject to the last sentence of this Section 3.2, settling any such Losses or action, as such expenses are incurred, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular, “issuer free writing prospectus” or other document in reliance upon and in conformity with written information regarding such Holder furnished to the Company by such Holder or its authorized representatives and stated to be specifically for use therein; it being understood and agreed that the only such information furnished by or on behalf of any Holder consists of the number of shares of Common Stock (or any securities convertible, exchangeable or exercisable for Common Stock within 60 days of any such filing) owned by such Holder, the number of Registrable Securities proposed to be sold by such Holder, the name and address of such Holder proposing to sell and the distribution proposed by such Holder; provided that in no event shall any indemnity under this Section 3.2 payable by any Holder exceed an amount equal to the net proceeds received by such Holder in respect of the sale of the Registrable Securities giving rise to such indemnification obligation. The indemnity agreement contained in this Section 3.2 shall not apply to amounts paid in settlement of any Losses or action if such settlement is effected without the prior written consent of the applicable Holder (which consent shall not be unreasonably withheld or delayed).

Section 3.3         Notification. If any Person shall be entitled to indemnification under this Article III (each, an “Indemnified Party”), such Indemnified Party shall give prompt notice to the party required to provide indemnification (each, an “Indemnifying Party”) of any claim or of the commencement of any proceeding as to which indemnity is sought. The Indemnifying Party shall have the right, exercisable by giving written notice to the Indemnified Party as promptly as reasonably practicable after the receipt of written notice from such Indemnified Party of such claim or proceeding, to assume, at the Indemnifying Party’s expense, the defense of any such claim or litigation, with counsel reasonably satisfactory to the Indemnified Party and, after notice from the Indemnifying Party to such Indemnified Party of its election to assume the defense thereof, the Indemnifying Party will not (so long as it shall continue to have the right to defend, contest, litigate and settle the matter in question in accordance with this paragraph) be liable to such Indemnified Party hereunder for any legal expenses and other expenses subsequently incurred by such Indemnified Party in connection with the defense thereof; provided, however, that an Indemnified Party shall have the right to employ separate counsel in any such claim or litigation, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless (i) the use of counsel chosen by the Indemnifying Party to represent the Indemnified Party would present such counsel with a conflict of interest, (ii) such action includes both the Indemnified Party and the Indemnifying Party and the Indemnified Party shall have reasonably concluded that there may be legal defenses available to it and/or other Indemnified Parties that are different from or additional to those available to the Indemnifying Party, (iii) the Indemnifying Party shall have failed within a reasonable period of time to assume such defense with counsel reasonably satisfactory to the Indemnified Party or (iv) the Indemnifying Party agrees to pay such fees and expenses. The failure of any Indemnified Party to give notice as provided herein shall relieve an Indemnifying Party of its obligations under this Article III only to the extent that the failure to give such notice is materially prejudicial or harmful to such Indemnifying Party’s ability to defend such action. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the prior written consent of each Indemnified Party (which consent shall not be unreasonably withheld or delayed), consent to entry of any judgment or enter into any settlement which (A) does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation and (B) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnified Party. The indemnity agreements contained in this Article III shall not apply to amounts paid in settlement of any claim, loss, damage, liability or action if such settlement is effected without the prior written consent of the Indemnifying Party, which consent shall not be unreasonably withheld or delayed. The indemnification set forth in this Article III shall be in addition to any other indemnification rights or agreements that an Indemnified Party may have. An Indemnifying Party who is not entitled to, or elects not to, assume the defense of a claim will not be obligated to pay the fees and expenses of more than one counsel (in addition to appropriate local counsel) for all parties indemnified by such Indemnifying Party with respect to such claim, unless in the reasonable judgment of any Indemnified Party a conflict of interest may exist between such Indemnified Party and any other Indemnified Parties with respect to such claim.

Section 3.4         Contribution. If the indemnification provided for in this Article III is held by a court of competent jurisdiction to be unavailable to an Indemnified Party, other than pursuant to its terms, with respect to any Losses or action referred to therein, then, subject to the limitations contained in this Article III, the Indemnifying Party, in lieu of indemnifying such Indemnified Party hereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Losses or action in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party, on the one hand, and the Indemnified Party, on the other, in connection with the actions, statements or omissions that resulted in such Losses or action, as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party, on the one hand, and the Indemnified Party, on the other hand, shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made (or omitted) by, or relates to information supplied by such Indemnifying Party, on the one hand, or such Indemnified Party, on the other hand, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent any such action, statement or omission. The Company and the Holders agree that it would not be just and equitable if contribution pursuant to this Section 3.4 was determined solely upon pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding sentence of this Section 3.4. Notwithstanding the provisions of this Section 3.4, an Indemnifying Party that is a Holder shall not be required to contribute to any amount in excess of the amount by which the net proceeds to the Indemnifying Party from the sale of the Registrable Securities sold in a transaction that resulted in Losses in respect of which contribution is sought in such proceeding pursuant to this Section 3.4 exceed the amount of any damages such Indemnifying Party has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission (including as a result of any indemnification obligation hereunder). No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

Article IV

Transfer and Termination of Registration Rights

Section 4.1         Transfer of Registration Rights. Any rights to cause the Company to register securities granted to a Holder under this Agreement may be transferred or assigned in connection with a Transfer (as defined in the Investment Agreement) of any Warrant or Registrable Securities to such Person in compliance with Section 5.07 of the Investment Agreement; provided, however, that (i) prior written notice of such assignment of rights is given to the Company and (ii) such Person agrees in writing to be bound by, and subject to, this Agreement as an “Investor” pursuant to a written instrument in form and substance reasonably acceptable to the Company.

Section 4.2         Termination of Registration Rights. The rights of any particular Holder to cause the Company to register securities under Article I shall terminate with respect to such Holder upon the date upon which such Holder no longer holds any Registrable Securities.

Article V

Miscellaneous

Section 5.1         Amendments and Waivers. Subject to compliance with applicable Law, this Agreement may be amended or supplemented in any and all respects by written agreement of the Company and the Investors.

Section 5.2         Extension of Time, Waiver, Etc. The parties hereto may, subject to applicable Law, (a) extend the time for the performance of any of the obligations or acts of the other party or (b) waive compliance by the other party with any of the agreements contained herein applicable to such party or, except as otherwise provided herein, waive any of such party’s conditions. Notwithstanding the foregoing, no failure or delay by the parties hereto in exercising any right hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right hereunder. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

Section 5.3         Assignment. Except as provided in Section 4.1, neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned, in whole or in part, by operation of law or otherwise, by any of the parties hereto without the prior written consent of the other parties hereto.

Section 5.4         Counterparts; Electronic Signatures. This Agreement may be executed in one or more counterparts (including by electronic means), each of which shall be deemed to be an original but all of which taken together shall constitute one and the same agreement, and shall become effective when one or more counterparts have been signed by each of the parties hereto and delivered to the other parties hereto. In the event that any signature is delivered by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such “.pdf” signature were the original thereof.

Section 5.5         Entire Agreement; No Third Party Beneficiary. This Agreement together with the other Investment Documents (as defined in the Investment Agreement) constitute the entire agreement, and supersedes all other prior agreements and understandings, both written and oral, among the parties and their Affiliates, or any of them, with respect to the subject matter hereof and thereof. No provision of this Agreement shall confer upon any Person other than the parties hereto, their permitted assigns, the Company Indemnified Parties and the Investor Indemnified Parties any rights or remedies hereunder.

Section 5.6         Governing Law; Jurisdiction.

(a)            This Agreement, and all legal or administrative proceedings, suits, investigations, arbitrations or actions (“Actions”) that may be based upon, arising out of or relating to this Agreement or any of the transactions contemplated hereby or the negotiation, execution or performance of this Agreement (including any claim or cause of action based upon, arising out of or relating to any representation or warranty made in or in connection with this Agreement or as an inducement to enter into this Agreement), shall be governed by and construed in accordance with the internal laws of the State of New York, including its statute of limitations, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws.

(b)            Each of the parties hereto irrevocably and unconditionally, with respect to any Action arising out of or relating to this Agreement or the transactions contemplated hereby, (a) agrees to submit to the exclusive jurisdiction of the Supreme Court of the State of New York, New York County, and the United States District Court for the Southern District of New York, and appellate courts thereof, (b) agrees that it will not attempt to deny or defeat such jurisdiction by motion or other request for leave from such court, (c) waives any objection to the laying of venue in such court, (d) waives and agrees not to plead or claim in any such court that such Action brought in any such court has been brought in an inconvenient forum and (e) agrees that it will not bring any such Action in any court other than the Supreme Court of the State of New York, New York County, and the United States District Court for the Southern District of New York, or, if (and only if) such court finds it lacks subject matter jurisdiction, the federal court of the United States of America sitting in New York, and appellate courts thereof, or, if (and only if) each such court for the State of New York and such federal court finds it lacks subject matter jurisdiction, any state court within the State of New York. Each of the parties hereto further agrees that, to the fullest extent permitted by applicable Law, service of any process, summons, notice or document to any party’s address and in the manner set forth in Section 5.8 shall be effective service of process for any such Action.

Section 5.7         Waiver of Jury Trial. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY ACTION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT AND ANY OF THE AGREEMENTS DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF ACTION, SEEK TO ENFORCE THE FOREGOING WAIVER, (B) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVER, (C) IT MAKES SUCH WAIVER VOLUNTARILY AND (D) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVER AND CERTIFICATIONS IN THIS SECTION 5.7.

Section 5.8         Notices. All notices, requests and other communications to any party hereunder shall be in writing and shall be deemed given if delivered personally, by email (except in the event of any “bounceback” or similar non-transmittal message) or sent by overnight courier to the parties at the following addresses:

(a)            If to the Company, to it at:

PENN Entertainment, Inc.
825 Berkshire Blvd., Suite 200
Wyomissing, Pennsylvania 19610
Attn: Chief Strategy Officer
Email: chris.rogers@pennentertainment.com

with a copy (which shall not constitute notice) to:

Wachtell, Lipton, Rosen & Katz
51 West 52nd Street
New York, New York 10019
Attn: Zachary S. Podolsky
Email: ZSPodolsky@wlrk.com

(b)            If to the Purchaser at:

ESPN, Inc.

ESPN Plaza

935 Middle Street

Bristol, CT 06010

Attn: Bryan Castellani; Eleanor S. DeVane

Email: Bryan.Castellani@espn.com; Eleanor.S.DeVane@espn.com

with a copy (which shall not constitute notice) to:

The Walt Disney Company
500 South Buena Vista Street
Burbank, California 91521-1245
Attn: James Kapenstein
Email: James.Kapenstein@disney.com

and a copy (which shall not constitute notice) to:

Cravath, Swaine & Moore LLP
825 Eighth Avenue
New York, NY 10019

Attn:	Daniel Cerqueira
George Schoen
Email:	DCerqueira@cravath.com
GSchoen@cravath.com

or such other address or email address as such party may hereafter specify by like notice to the other parties hereto. All such notices, requests and other communications shall be deemed received on the date of delivery.

Section 5.9         Severability. If any term, condition or other provision of this Agreement is determined by a court of competent jurisdiction to be invalid, illegal or incapable of being enforced by any rule of Law or public policy, all other terms, provisions and conditions of this Agreement shall nevertheless remain in full force and effect. Upon such determination that any term, condition or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable Law.

Section 5.10       Expenses. Except as provided in Section 2.3 and Article III, all costs and expenses, including fees and disbursements of counsel, financial advisors and accountants, incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses.

Section 5.11       Interpretation. The rules of interpretation set forth in Section 6.13 of the Investment Agreement shall apply to this Agreement, mutatis mutandis.

[Signature pages follow]

IN WITNESS WHEREOF, the parties have executed this Registration Rights Agreement as of the date first above written.

PENN ENTERTAINMENT, INC.

By:	/s/ Christopher Rogers
	Name:	Christopher Rogers
	Title:	Executive Vice President, Chief Strategy Officer

[Signature Page to Registration Rights Agreement]

ESPN, INC.

By:	/s/ Michael T. Morrison
	Name:	Michael T. Morrison
	Title:	Vice President, Sports Betting & Fantasy

[Signature Page to Registration Rights Agreement]

EXHIBIT A

DEFINED TERMS

1.	The following capitalized terms have the meanings indicated:

“Adverse Disclosure” means public disclosure of material non-public information that, in the good faith judgment of the Company (after consultation with legal counsel): (i) would be required to be made in any registration statement filed with the SEC by the Company so that such registration statement would not be materially misleading; (ii) would not be required to be made at such time but for the filing, effectiveness or continued use of such registration statement; and (iii) the Company has a bona fide business purpose for not disclosing publicly.

“Affiliates” shall have the meaning given to such term in the Investment Agreement.

“Business Day” shall have the meaning given to such term in the Investment Agreement.

“Common Stock” means all shares currently or hereafter existing of the Company’s common stock, par value $0.01 per share.

“Exchangeable Shares” means the shares in the capital of 1317774 B.C. Ltd., a British Columbia corporation that were issued prior to the date of this Agreement in accordance with the TheScore Arrangement Agreement and are exchangeable for shares of Common Stock.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and any successor statute thereto, and the rules and regulations of the SEC promulgated thereunder.

“FINRA” means the Financial Industry Regulatory Authority, Inc.

“Form S-3” means such form under the Securities Act as in effect on the date hereof or any registration form under the Securities Act subsequently adopted by the SEC that permits incorporation of substantial information by reference to other documents filed by the Company with the SEC.

“Holder” means any Investor holding Registrable Securities.

“Law” shall have the meaning given to such term in the Investment Agreement.

“Marketed Underwritten Offering” means any Underwritten Offering that includes a customary “electronic road show” or other marketing efforts by the Company and the underwriters, which for the avoidance of doubt, shall not include block trades.

“Mixed Cash/Stock Settlement” has the meaning ascribed to such term in the Warrant.

“Person” means any individual, corporation, limited liability company, partnership, joint venture, association, trust, unincorporated organization or any other entity, including a governmental authority.

A-1

“register”, “registered” and “registration” refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of the effectiveness of such registration statement or the automatic effectiveness of such registration statement, as applicable.

“Registrable Securities” means, as of any date of determination, any shares of Common Stock held by any Investor and issued upon exercise of any Warrant, and any other securities issued with respect to any such shares of Common Stock by way of share split, share dividend, distribution, recapitalization, merger, exchange, replacement or similar event; provided that as to any particular Registrable Securities, once issued, such securities shall cease to be Registrable Securities when (i) such securities are sold or otherwise transferred pursuant to an effective registration statement under the Securities Act, (ii) such securities shall have ceased to be outstanding, (iii) such securities have been transferred in a transaction in which the Holder’s rights under this Agreement are not assigned in accordance with the terms of this Agreement to the transferee of the securities, (iv) such securities are sold in a broker’s transaction under circumstances in which all of the applicable conditions of Rule 144 (or any similar provisions then in force) are met, (v) such securities are freely saleable under Rule 144 without limitations, or (vi) the stock certificates or evidences of book-entry registration, as applicable, relating to such securities have had all restrictive legends removed in accordance with Section 2(f)(iii) of such Warrant.

“Registration Expenses” means all (a) expenses incurred by the Company in complying with Article I, including all registration, qualification, listing and filing fees, printing expenses, escrow fees, and fees and disbursements of counsel for the Company, fees and disbursements of the Company’s independent public accountants, fees and disbursements of the transfer agent, blue sky fees and expenses; and (b) reasonable, documented out-of-pocket fees and expenses of one outside legal counsel for all Holders retained in connection with any registration contemplated hereby.

“Restricted Securities” means any Common Stock required to bear the legend set forth in Section 5.08(a) of the Investment Agreement.

“Rule 144” means Rule 144 promulgated under the Securities Act and any successor provision.

“Rule 462(e)” means Rule 462(e) promulgated under the Securities Act and any successor provision.

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended, and any successor statute thereto, and the rules and regulations of the SEC promulgated thereunder.

“Selling Expenses” means all underwriting discounts, selling commissions and stock transfer taxes applicable to the securities registered by the Holders, and the fees and expenses of any auditor of any Holder and any counsel to any Holder (other than such fees and expenses included in Registration Expenses in accordance with the express terms of the definition thereof).

A-2

“Shelf Registration Statement” means the Resale Shelf Registration Statement or a Subsequent Shelf Registration Statement, as applicable.

“TheScore Arrangement Agreement” means the Arrangement Agreement, dated as of August 4, 2021, as amended by Amendment No. 1, dated as of September 10, 2021, by and between Score Media and Gaming Inc., 1317774 B.C. Ltd. and the Company.

“Total Cash Settlement” has the meaning ascribed to such term in the Warrant.

“Underwritten Offering” means a registered offering in which securities of the Company are sold to one or more underwriters on a firm-commitment basis for reoffering to the public.

A-3